Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 7, 2006, is made by and among Aether Holdings, Inc., a Delaware corporation (the “Company”), Athlete’s Foot Marketing Associates, LLC, a Delaware limited liability company (“AFMA”) and Robert J. Corliss (“Corliss”).
RECITALS
     A. The Company and AFMA have entered into that certain Equity Interest and Asset Purchase Agreement, by and among the Company, AFMA, NexCen Franchise Brands, Inc., a Delaware corporation, NexCen Franchise Management, Inc., a Delaware corporation, Athlete’s Foot Brands, LLC, a Delaware limited liability company (“Brands”), The Athlete’s Foot Marketing Support Fund, LLC, a Georgia limited liability company (“Support Fund”), Corliss, Donald Camacho, Timothy Brannon and Martin Amschler, dated as of August 21, 2006 (the “Purchase Agreement”), pursuant to which AFMA has agreed to sell to two wholly-owned subsidiaries of the Company (i) all of the outstanding equity interests in each of Brands and Support Fund, each a wholly-owned subsidiary of AFMA (such outstanding equity interests of each of Brands and Support Fund collectively, the “Interests”); and (ii) all of AFMA’s right, title and interest in and to certain software and other assets of AFMA (collectively, the “Transferred Assets”).
     B. As partial consideration for the Interests and Transferred Assets, on the terms and conditions set forth in the Purchase Agreement, the Company has agreed to issue to AFMA shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and has agreed to grant to AFMA certain registration rights with respect to the shares of its Common Stock issuable to AFMA pursuant to the Purchase Agreement, as set forth herein.
     C. In connection with the employment of Corliss as the President and Chief Executive Officer of the retail and international franchise division of Brands, the Company has agreed to issue a warrant (the “Warrant”) to Corliss to purchase 500,000 shares of the Common Stock (as adjusted, the “Warrant Shares”), and in respect thereof has agreed to grant to Corliss certain registration rights with respect to the Warrant Shares, as set forth herein.
     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:
     “Affiliate” shall mean with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls ten percent (10%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question, and shall include, as applicable, members of the Immediate Family of such Person. For the purposes of this definition, the term “control” and its derivations shall mean having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.
     “Agreement” shall mean this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.
     “Blackout Period” shall have the meaning set forth in Section 2(d)(i).
     “Brands” shall have the meaning set forth in Recital A.
     “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Georgia are authorized or required by Law to close.
     “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Common Stock” shall have the meaning set forth in Recital B.
     “Controlling Person” shall have the meaning set forth in Section 6(a).
     “Counsel” shall have the meaning set forth in Section 4(a).
     “Effectiveness Date” shall have the meaning set forth in Section 2(a).
     “End of Suspension Notice” shall have the meaning set forth in Section 2(d)(ii).
     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
     “Free Writing Prospectus” means a free writing prospectus (as such term is defined in Rule 405 under the Securities Act) relating to Registrable Securities.
     “Holder” shall mean AFMA, Corliss (as and when the Warrant is exercised in full or in part, and then only to the extent of the Warrant Shares issued to him upon such exercise) and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and conditions of this Agreement.
     “Indemnified Party” shall have the meaning set forth in Section 6(c).
     “Indemnifying Party” shall have the meaning set forth in Section 6(c).

     “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law or principle of common law.
     “Liabilities” shall have the meaning set forth in Section 6(a).
     “Maximum Offering Size” shall have the meaning set forth in Section 2(b).
     “Person” means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.
     “Prospectus” means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A, Rule 430B or Rule 430C under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement or any Issuer Free Writing Prospectus (as defined in Rule 433(h) under the Securities Act) with respect to the terms of the offering or any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.
     “Public Offering” shall mean an offer registered with the Commission and the appropriate state securities commissions by the Company of its shares of Common Stock and made pursuant to the Securities Act.
     “Purchaser Indemnitee” shall have the meaning set forth in Section 6(a).
     “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation: (i) all Commission, National Association of Securities Dealers (“NASD”) registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees in connection with blue sky qualification of any of the Registrable Securities and compliance with the rules of the NASD), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, and (v) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, share transfer taxes, and disbursements of legal or other advisors to Holder, if any, relating to the sale or disposition of Registrable Securities by the Holder.
     “register”, “registered” and “registration” shall mean a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.
     “Registrable Securities” shall mean, collectively, (i) the Consideration Shares, as defined in and issuable pursuant to, the Purchase Agreement, (ii) the True Up Shares, as defined in and issuable pursuant to, the Purchase Agreement, (iii) the Warrant Shares, as and when issued pursuant to an exercise of the Warrant in full or in part, and (iv) any other securities issued or issuable in respect of such Registrable Securities by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that any Consideration Share, True Up Share or Warrant Share shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.
     “Registration Statement” shall have the meaning set forth in Section 2(a).
     “Requested Information” shall have the meaning set forth in Section 4(a).
     “Requisite Holder” shall mean, at the relevant time of reference thereto, the Holder of greater than fifty percent (50%) of the Registrable Securities then outstanding and shall include any owner or combination of owners of such securities.
     “Restricted Security” or “Restricted Securities” means any share of Common Stock except any that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement; (ii) has been transferred by the Holder in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by the Holder pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto); or (iii) otherwise has been transferred by the Holder and a new certificate representing a share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.
     “Rule 415” shall mean Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.
     “Support Fund” shall have the meaning set forth in Recital A.
     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
     “Suspension Event” shall have the meaning set forth in Section 2(d)(ii).

     “Suspension Notice” shall have the meaning set forth in Section 2(d)(ii).
     “Transferred Assets” shall have the meaning set forth in Recital A.
     “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
     2. Registration Rights.
     (a) Subject to the limitations set forth in this Section 2, the Company shall use its commercially reasonable efforts to prepare and file within one hundred and eighty (180) days of the date of this Agreement unless (i) the Company is unable to do so as a result of the Commission being unable to accept such filing due to no fault of the Company or (ii) the Company has made a reasonable good faith effort to file a Registration Statement within the time period specified but is unable to make the filing as of the specified date as a result of circumstances beyond the Company’s reasonable control, a Registration Statement under the Securities Act on Form S-3 (or comparable or successor form, or such other appropriate form as may be available for use by the Company for purposes of such registration) (the “Registration Statement”) relating to the offer and sale of the Registrable Securities by each Holder (and in the case of the Warrant Shares, to the extent permitted by applicable law). The Company shall register not less than a number of shares of Common Stock in the Registration Statement that is equal to the aggregate number of Warrant Shares as of the date hereof plus 125% of the aggregate number of the Consideration Shares. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as possible after the initial filing thereof. The Company will utilize commercially reasonable efforts to amend the Registration Statement on a post-effective basis, to the extent such right is legally available, or to file additional registration statements as necessary, to register any additional Registrable Securities in excess of the number of shares of Common Stock initially registered hereunder (if any are issued to the Holder pursuant to the Purchase Agreement) within 180 days of the issuance of such additional Registrable Securities, so as to allow the public resale of all Common Stock included in the definition of Registrable Securities. The Company will, subject to any applicable Blackout Periods, use its commercially reasonable efforts to keep such Registration Statement effective for the period beginning on the date such Registration Statement becomes effective (the “Effectiveness Date”) and terminating on the earlier of (x) the second anniversary of the Effectiveness Date (in the case of the Consideration Shares and the True Up Shares) or the second anniversary of the date of final exercise of the Warrant (in the case of Warrant Shares) and (y) the date upon which all Registrable Securities then held by any Holder (or, in the case of the Warrant Shares, then held by Corliss) either (i) may be resold without restriction of any kind and without need for such Registration Statement to be effective or (ii) have been disposed of pursuant to transactions contemplated by the Registration Statement. The Company’s obligation to file a Registration Statement under this Section 2(a) shall terminate on the date upon which all Registrable Securities then held by any Holder either (i) may be resold without restriction of any kind and without need for a Registration Statement to be effective or (ii) have been disposed of pursuant to transactions contemplated by the Registration Statement.

     (b) The Registration Statement shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) and shall cover the disposition of all Registrable Securities covered by the Registration Statement in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may reasonably be specified by each Holder. If a Holder intends to distribute Registrable Securities by means of a Public Offering that is an Underwritten Offering, the Holder shall so advise the Company and the Company shall amend the prospectus included in the Registration Statement (or shall take such other action) as may be necessary to reflect the terms of such Underwritten Offering. If a registration pursuant to Section 2(a) involves a Public Offering that is an Underwritten Offering, the Company and each other selling security holder participating in such Public Offering shall agree to sell any shares of Common Stock to be sold by them to the underwriters on the same terms as apply to the shares of Common Stock to be sold by the Holder(s). The Company shall have the right to select the managing underwriter for such offering. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering. If the managing underwriter thereof advises the Company and the Holders that, in its view, the number of the shares of Common Stock that the Company and the Holder(s) and other selling security holders (if any) intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such Public Offering, including with respect to the price at which such shares can be sold (the “Maximum Offering Size”), the Company will include in such registration only that number of shares of Common Stock which does not exceed the Maximum Offering Size, by apportioning any necessary cut-back in a pro rata fashion between the Registrable Securities of each Holder and the securities proposed to be registered by the Company and by other holders of securities entitled to participate in the registration.
     (c) At any time before a Registration Statement filed by the Company pursuant to Section 2(a) has become effective, a Holder may deliver a written notice to the Company indicating such Holder’s election to exclude its Registrable Securities from such registration and, upon receipt of such notice the Company shall, at its option, either withdraw the Registration Statement (if any) that it previously filed in connection with such request or amend such Registration Statement to remove any Registrable Securities included therein, at the Company’s expense, at such Holder’s request and in either case shall be relieved of all obligations under Section 2(a).
     (d) Blackout Period.
          (i) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of the Registration Statement, the Company, by written notice to the managing underwriter (if any) and a Holder, may direct such Holder to suspend sales of the Registrable Securities owned by such Holder pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than (x) an aggregate of ninety (90) days in any rolling twelve (12)- month period commencing on the date of this Agreement or (y) more than sixty (60) days in any rolling 90-day period), if any of the following events shall occur: (1) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on the

Company’s primary offering; (2) a majority of the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company or (B) after the advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of the proposed transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate the proposed transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (3) a majority of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that the Company is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Any period in which the use of the Registration Statement has been suspended in accordance with this Section 2(d) is sometimes referred to herein as a “Blackout Period.” Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit such Holder to resume sales of the Registrable Securities as soon as possible.
          (ii) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the managing underwriter (if any) and the Holder(s) to suspend sales of the Registrable Securities. The Suspension Notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. Each Holder shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies (other than permanent file copies) then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. Each Holder may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement

(or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the relevant Holder and the managing underwriter in the manner described above promptly following the conclusion of any Suspension Event and its effect. Until the End of Suspension Notice is so given to such Holder, the Company’s obligations under Section 3 to update or keep current the Registration Statement and such Holder’s right to sell Registrable Securities pursuant to the Registration Statement shall be suspended, provided that such suspension shall not exceed the periods specified in Section 2(d)(i) above.
     (e) The Company shall be entitled to include in the Registration Statement filed or to be filed by the Company pursuant to Section 2(a) above shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other shareholders of the Company except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an Underwritten Offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold or would reduce the number of Registrable Securities registered on such Registration Statement.
     3. Further Obligations of the Company. In connection with the registration of the Registrable Securities, the Company agrees that it shall also use its commercially reasonable efforts to:
     (a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and the prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement or Issuer Free Writing Prospectus (as defined in Rule 433(h) under the Securities Act), and cause the Prospectus as so supplemented or any such Issuer Free Writing Prospectus, as the case may be, to be filed pursuant to Rule 424 or Rule 433, respectively (or any similar provision then in force) under the Securities Act and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations applicable to it with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the Holder’s intended method of disposition set forth in the Registration Statement;
     (b) furnish to each Holder offering Registrable Securities under the Registration Statement (A) after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus (including each preliminary Prospectus), each Issuer Free Writing Prospectus, and each amendment or supplement to any of the foregoing, and (B) such number of copies of the Prospectus, each Issuer Free Writing Prospectus, and all amendments and supplements thereto, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities owned by the Holder;
     (c) register or qualify the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as each Holder shall reasonably request unless an available exemption to such registration or qualification requirements is then available; provided that the Company shall not be obligated to register or qualify such Registrable Securities in any jurisdiction in which such registration or qualification would require the Company (A) to subject itself to general taxation in any such jurisdiction, (B) file any general consent to service of process, or (C) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c);
     (d) timely file with the Commission such information as the Commission may prescribe under Sections 13 or 15(d) of the Exchange Act, and otherwise use commercially reasonable efforts to ensure that the public information requirements of Rule 144 under the Securities Act are satisfied with respect to the Company;
     (e) notify each Holder promptly in writing (A) of any comments by the Commission with respect to the Registration Statement or the Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement which is known to the Company or the initiation of any proceedings for that purpose which are known to the Company and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and
     (f) as promptly as practicable after becoming aware of such event, notify each Holder of the occurrence of any event of which the Company has knowledge, as a result of which the Prospectus included in the Registration Statement, as then in effect, or any Issuer Free Writing Prospectus, taken as a whole with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its commercially reasonable efforts to promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holder as the Holder may reasonably request.
     (g) If requested by the Holders named in any Registration Statement, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request to have included therein, including, without limitation, information relating to the plan of distribution of the Registrable Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment. All costs of preparing and filing such amended Registration Statement, Prospectus supplement or post-effective amendment, as the case may be, shall be borne by the Holders that made the request referred to in this Section 3(g).
     4. Obligations of the Holder. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations:
     (a) Notwithstanding anything to the contrary, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that each Holder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities (including, without limitation, completion of a selling shareholder questionnaire at the request of, and within the time period specified by, the Company), and such Holder shall execute such documents in connection with such registration as the Company may reasonably request. At least ten Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Holder and its counsel, whether in-house or otherwise (“Counsel”) of the information relating to the Holder and the Registrable Securities, which the Company requires from the Holder in order to prepare and file a Registration Statement that complies with the Securities Act (the “Requested Information”). If four Business Days prior to the anticipated filing date the Company has not received the Requested Information from the Holder or its Counsel, then the Company shall send the Holder and its Counsel a reminder of such information request. If two Business Days prior to the anticipated filing date the Company still has not received the Requested Information from the Holder or its Counsel, then the Company may determine to file the Registration Statement without including Registrable Securities of the Holder. However, promptly upon receipt of the Requested Information, and at such Holder’s expense, the Company shall file such amendment(s) to the Registration Statement as may be necessary to include therein the Registrable Securities.
     (b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of its Registrable Securities from the Registration Statement.
     (c) Each Holder shall not prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by the Company.
     (d) As promptly as practicable after becoming aware of such event, each Holder shall notify the Company of the occurrence of any event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e)(B), 3(e)(C) or 3(f) above, the Holder shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering the same the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies (other than permanent file copies) in the Holder’s possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (f) Each Holder shall take all other actions that are necessary to expedite and facilitate the disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.

     (g) Each Holder hereby covenants and agrees that it will comply with any prospectus delivery requirements of the Securities Act applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
     5. Expenses of Registration.
     All reasonable Registration Expenses shall be paid by the Company. Such Holder shall pay the underwriting discount attributable to such Holder’s Registrable Securities, any transfer taxes payable with respect thereto, and all fees and expenses, including fees and expenses of such Holder’s counsel, incurred by the Holder.
     6. Indemnification and Contribution.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or Issuer Free Writing Prospectus taken as a whole with the preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from or alleged untrue statement contained in or alleged omission from a preliminary Prospectus if a copy of the preliminary Prospectus (as then amended or supplemented, if the Company shall have furnished or made available to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of the Holder to the Person asserting any such Liabilities who purchased the shares of Common Stock, if such preliminary Prospectus (or preliminary Prospectus as amended or supplemented) is furnished or made available to the Holder prior to the time of sale of such shares of Common Stock to such Person and the untrue statement contained in or omission from or alleged untrue statement contained in or alleged omission from such preliminary Prospectus was corrected in the preliminary Prospectus, as amended or supplemented. The Company shall notify such Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee.
     (b) Indemnification by the Holder. In connection with any Registration Statement in which such Holder of Registrable Securities is participating, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person (except for Corliss, in the event that Corliss is the indemnifying holder hereunder) to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary Prospectus or Issuer Free Writing Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Securities giving rise to such obligations.
     (c) Notice of Claims, etc. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such action, suit, proceeding, claim or demand and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, and any such separate firm for the Indemnifying Party, the directors, the officers and such control Persons of the Indemnified Party as shall be designated in writing by the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Holder shall have the same rights to contribution as the Holder and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitees’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Securities sold by each of the Purchaser Indemnitees hereunder and not joint.
     7. Market Stand-off Agreement
     Each Holder hereby agrees that, if requested at any time by the Company and the managing underwriter of an Underwritten Offering by the Company of Common Stock, the Holder shall not sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holder for a period of up to 180 days following the effective date of any registration statement of the Company filed under the Securities Act and/or date of any prospectus supplement covering securities of the Company to be sold on its behalf to the public in an Underwritten Offering, as may be filed by the Company under the Securities Act. Any Holder receiving any written notice from the Company regarding the Company’s plans to file such registration statement and/or prospectus supplement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
     8. Assignment. The right to have the Company register Registrable Securities pursuant to this Agreement may be assigned or transferred only with the prior written consent of the Company (which consent shall not be unreasonably delayed or withheld by the Company), and any such assignment or transfer without such consent shall be void and of no effect. In the event of any such permitted assignment or transfer by a Holder to any permitted transferee of all or any portion of such Registrable Securities, such transfer will be allowed only if: (a) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the Registrable Securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) the Company is furnished with an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, to the effect that the permitted assignment would be in compliance with the Securities Act and any applicable state or other securities laws.
     9. Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), and any other determination required to be made by the Holders hereunder may be made, only with the written consent of the Company and the Requisite Holders. Any amendment, waiver and other determination effected in accordance with this Section 9 shall be binding upon each Holder and the Company.
     10. Miscellaneous.
     (a) Notices. All notices and other communications pursuant to this Agreement shall be in writing, either hand delivered or sent by certified or registered mail with charges prepaid or by commercial courier guaranteeing next business day delivery, or sent by facsimile, and shall be addressed as set forth below.

If to the Company, to:

Aether Holdings, Inc.
1330 Avenue of the Americas, 40th Floor
New York, New York 10019
Attention: James Haran
Fax: (212) 277-1160

With a copy (which shall not constitute notice) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Attention: Richard Rudder, Esq.
Fax: (212) 310-1704

If to AFMA, to:
Athlete’s Foot Marketing Associates, LLC
1412 Oakbrook Drive
Suite 100
Norcross, Georgia 30093
Attention: Robert Corliss
Facsimile: (770) 514-4905

With a copy (which shall not constitute notice) to:

Arnall Golden Gregory LLP
171 17th St., NW
Suite 1200
Atlanta, Georgia 30363
Attention: Cleburne E. Gregory III, Esq.

Facsimile: (404) 873-8635

If to Robert J. Corliss, to:

Robert J. Corliss
5052 Legends Drive
Braselton. GA 30517

With a copy to:

Arnall Golden Gregory LLP
171 17th St., NW
Suite 2100
Atlanta, Georgia 30363
Attn: Cleburne E. Gregory III, Esq.
Facsimile: (404) 873-8635

And if to any other Holder, then to the address provided by such Holder to the Company.
     The Company, AFMA and Corliss may change their addresses set forth above by notice given pursuant to this Section 10(a).
     Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by facsimile and properly addressed in accordance with the foregoing provisions of this Section 10(a), when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the Business Day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 10(a), (A) when received by the addressee, or (B) on the third Business Day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.
     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
     (c) Headings. The headings in this Agreement are for convenience only and shall not affect the construction hereof.
     (d) Record Ownership. A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
     (e) Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (f) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter contained herein and therein.
     (g) Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the plural form of names, defined terms, nouns and pronouns shall include the singular and vice-versa.
     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     (i) Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use good faith efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.
     (j) Successors and Assigns. Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.
     (k) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile shall be deemed to be original signatures.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AETHER HOLDINGS, INC.
By:	/s/
Name:
Title:

ATHLETE’S FOOT MARKETING ASSOCIATES, LLC
By:	/s/
Name:
Title:

ROBERT J. CORLISS
/s/

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